SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 25, 1999
                                                 ---------------------

                            Dominion Resources, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

       Virginia                        1-8489                   54-1229715
(State of other juris-              (Commission               (IRS Employer
----------------------              -----------               -------------
diction of Incorporation)           File Number)            Identification No.)

          120 Tredegar Street, Richmond, Virginia             23219
          ---------------------------------------             -----
          (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:     (804) 819-2000
                                                     --------------------

                 901 East Byrd Street, Richmond, Virginia 23219
                 ----------------------------------------------
          (Former name or former address if changed since last report.)

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Item 5.  OTHER EVENTS

         On March 25, 1999, Dominion Resources, Inc.'s largest subsidiary, Virginia Electric and Power Company received the final legislation signed into law by the Governor of Virginia, establishing a restructuring of the electric utility industry in Virginia. The major elements of the bill include:

         o Phase-in of retail customer choice beginning in 2002 with full retail customer choice by 2004; the schedule is to be determined by the Virginia State Corporation Commission, which has the authority to accelerate or delay implementation under certain conditions; however, the phase-in of retail customer choice may not be delayed beyond January 1, 2005;

         o       No mandatory divestiture of generating assets;

         o       Deregulation of generation in 2002;

         o       Capped base rates from January 1, 2001 to July 1, 2007;

         o Recovery of net stranded costs through capped rates or a wires charge paid by those customers opting, while capped rates are in effect, to purchase energy from a competitive supplier;

         o       Consumer protection safeguards;

         o       Establishment of default service beginning January 1, 2004; and

         o Creation of a Legislative Transition Task Force to oversee the implementation of the statute.

         Under this legislation, Virginia Power's base rates would remain unchanged until July 2007 although recovery of generation-related costs would continue to be provided through the capped rates. In the absence of the capped rates, Virginia Power would be exposed, on a pre-tax basis, to approximately $3.2 billion of potential losses related to long-term power purchase commitments and an additional $0.5 billion of potential losses in generation-related regulatory assets.

         As previously disclosed in Virginia Power's Annual Report on Form 10-K for the year ended December 31, 1998, it's financial statements reflect regulatory assets and liabilities under cost-based rate regulation in accordance with Statement of Financial Accounting Standards No. 71 (SFAS No. 71), Accounting for the Effects of Certain Types of Regulation. Rate-regulated companies are required to write off regulatory assets against current earnings whenever changes in facts and circumstances result in those assets no longer satisfying criteria for recognition as defined by SFAS No. 71. The legislation's deregulation of generation is an event that requires discontinuation of SFAS No.

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71 for Virginia Power's generation operations. Virginia Power's transmission and distribution operations continue to meet the criteria for recognition of regulatory assets and liabilities as defined by SFAS No. 71.

         In order to measure the amount of regulatory assets to be written off, Virginia Power evaluated to what extent recovery of regulatory assets would be provided through cost-based rates or a rate recovery mechanism during the transition period. Emerging Issues Task Force Issue No. 97-4, "Deregulation of the Pricing of Electricity - Issues Related to the Application of FASB Statements No. 71, Accounting for the Effects of Certain Types of Regulation, and No. 101, Regulated Enterprises - Accounting for the Discontinuance of Application of FASB Statement No. 71" (EITF 97-4), provides guidance about writing off regulatory assets when SFAS No. 71 is discontinued for only a portion of a utility's operations. The provisions of the Virginia legislation provide an opportunity to recover generation-related costs, including certain regulatory assets, through capped rates prior to July 2007. Under EITF 97-4 such generation-related regulatory assets will continue to be recognized until they are recovered through capped rates. Generation-related assets and liabilities that will not be recovered through the capped rates will be written off in the first quarter of 1999, resulting in an estimated after-tax charge to earnings of $251 million. In addition, cost-based recovery of fuel expenses continues until July 2007.

         In addition, the events or changes in circumstances that cause discontinuance of SFAS No. 71, and write-off of regulatory assets, also require a review of utility plant assets and long-term power purchase contracts for possible impairment. This review is based on estimates of possible future market prices, load growth, competition and many other assumptions. Virginia Power evaluated its generation assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. These evaluations included the effects of nuclear decommissioning and other currently identified environmental expenditures. Based on these analyses which are highly dependent on the underlying assumptions, no plant write-downs are appropriate at this time.

         Virginia Power reviewed its long-term power purchase commitments for potential loss in accordance with SFAS No. 5, Accounting for Contingencies, and Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing. Based on Virginia Power's projection of possible future market prices for wholesale electricity, the results of the analyses of its long-term power purchase contracts indicated no loss recognition is appropriate at this time. Other projections of possible future market prices indicated a possible loss of $500 million. In the absence of capped rates as provided by the legislation, the potential exposure related to Virginia Power's power purchase contracts would be approximately $3.2 billion.

         Virginia Power has taken significant recent write-offs of generation-related regulatory assets and is subject to a base rate freeze at reduced revenue levels until July 2007. In addition, it remains subject to numerous risks including, among others, exposure to long-term power purchase commitment losses, environmental contingencies, changes in tax laws, decommissioning costs, inflation, increased capital costs, and recovery of certain other items. Virginia Power believes the stable rates that are provided until July 2007 by the legislation present a reasonable opportunity to recover a substantial portion of potentially stranded costs as more fully described in its 1998 Form 10-K (see Competition--Exposure to Potentially Stranded Costs, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations).

         This report contains 'forward-looking statements' as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks as they involve the use of estimates, projections, goals, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Some of these factors are described above and others are discussed in Virginia Power's 1998 Form 10-K (see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations).

         The full text of the final legislation is filed herewith as Exhibit 99 to this Form 8-K.

Exhibit:
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99    -  Virginia Acts of Assembly - Virginia Electric Utility Restructuring Act

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                DOMINION RESOURCES, INC.
                                                         Registrant


                                                   /s/ E. M. Roach, Jr.
                                                -------------------------
                                                     E. M. Roach, Jr.
                                                Executive Vice President
                                                (Chief Financial Officer)
Date: March 29, 1999